FILED PURSUANT TO RULE 424(b)(3)
                                  REGISTRATION NO. 33-55803

PRICING SUPPLEMENT NO. 58
DATED OCTOBER 25, 1996 TO
PROSPECTUS DATED DECEMBER 14, 1994
AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 13, 1995


           AMERICAN GENERAL FINANCE CORPORATION
                MEDIUM-TERM NOTES, SERIES D
                       (FIXED RATE)

        DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


DATE OF ISSUE: October 30, 1996    X       BOOK-ENTRY NOTES
                                         CERTIFICATED NOTES

                                      CUSIP NO. 02635P KB 8

                                                  Per Annum
Principal Amount       Maturity Date          Interest Rate

$5,000,000           October 29, 1999                 6.35%





The aggregate principal amount of this offering is $5,000,000. On November 16, 1995, the Company increased to $800,000,000 from $500,000,000 the aggregate principal amount of Medium-Term Notes, Series D ("Notes") authorized to be issued by the Company. To date, including this offering, an aggregate of $510,000,000 of offers to purchase Notes have been accepted.








       _____________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT, THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

P:\WP\FINANCE\PRICSUPP\57-OCT24.96